SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2003

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(612) 542-0500
(Registrant’s telephone number, including area code)

SIGNATURE
EX-99.1 Press Release
EX-99.2 Financial Statements

Item 7(c).	EXHIBITS.

99.1	Press Release
99.2	Financial Statements

Item 9.	REGULATION FD DISCLOSURE

     On January 30, 2003, Polaris Industries Inc. (the “Company”) issued a press release announcing the Company’s fourth quarter and year-end financial results for the reporting periods ended December 31, 2002. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. On January 30, 2003, the Company also hosted its quarterly earnings conference call, which was accessible to the public. A recording of the conference call will be available through the end of the business day on February 6, 2003 by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 for international calls and entering passcode 7518151, and on the Company’s web site, www.PolarisIndustries.com.

During the earnings conference call, management discussed, among other things, certain balance sheet and cash flow items. Copies of the Company’s Consolidated Balance Sheets as at December 31, 2002 and 2001 and its Consolidated Statements of Cash Flows for the Years Ended December 31, 2002 and 2001 are attached as Exhibit 99.2 to this Current Report on 8-K. The accompanying financial statements as at and for the year ended December 31, 2002 are unaudited and neither those financial statements nor the accompanying financial statements as at and for the year ended December 31, 2001 include all information and disclosures, including footnotes, in conformity with accounting principles generally accepted in the United States for complete financial statements. Accordingly, such statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, previously filed with the Securities and Exchange Commission and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, which will be filed with the Securities and Exchange Commission in March 2003.

The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 31, 2003

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone

Michael W. Malone Vice President — Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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